Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-117509, No. 333-130852, No. 333-136684 and No. 333-152820 on Form S-8 filed by Elbit Imaging Ltd. (the "Company") and in the Shelf Prospectus filed by Elbit Imaging Ltd. with the Israeli Securities Authority and the Tel Aviv Stock Exchange on July 21, 2009, of our reports dated May 9, 2010 relating to (1) the consolidated financial statements of the Company which report expresses an unqualified opinion and includes an explanatory paragraph relating to claims that have been filed against Group companies and for some of which petitions have been filed for certification as class actions; and (2) the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2009.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel-Aviv, Israel
May 9, 2010